Exhibit 99.1

Contact:
David Chemerow
Chief Financial Officer
comScore, Inc.
(703) 438-2020
dchemerow@comscore.com

comScore, Inc. Receives Expected Notification of Deficiency from NASDAQ
Related to Delayed Quarterly Report on Form 10-Q
RESTON, VA - August 18, 2016 - comScore, Inc. (NASDAQ: SCOR) previously announced that it was delaying the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “Form 10-Q”).
In connection with the delayed Form 10-Q, on August 12, 2016, comScore received a standard notice from NASDAQ stating that comScore is not in compliance with NASDAQ Listing Rule 5250(c)(1), which requires timely filing of periodic financial reports with the Securities and Exchange Commission. The NASDAQ notice has no immediate effect on the listing or trading of comScore’s common stock on the NASDAQ Global Select Market. As previously announced, comScore received notices of non-compliance from NASDAQ on May 18, 2016 and March 16, 2016 due to delays in the filing of comScore’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and comScore’s Annual Report on Form 10-K for the year ended December 31, 2015, respectively. Under NASDAQ’s listing rules, comScore was permitted to submit to NASDAQ a plan to regain compliance with the NASDAQ Listing Rules. comScore previously submitted such a plan to the NASDAQ Staff, and NASDAQ has granted comScore until August 29, 2016 to regain compliance.

About comScore
comScore (NASDAQ: SCOR) is the cross-platform measurement company that precisely measures audiences, brands and consumer behavior everywhere. comScore completed its merger with Rentrak Corporation in January 2016 to create the new model for a dynamic, cross-platform world. Built on precision and innovation, our unmatched data footprint combines proprietary digital, TV and movie intelligence with vast demographic details to quantify consumers’ multiscreen behavior at massive scale. This approach helps media companies monetize their complete audiences and allows marketers to reach these audiences more effectively. With more than 3,200 clients and a global footprint in more than 75 countries, comScore is delivering the future of measurement. For more information on comScore, please visit comscore.com.

Cautionary Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), including, without limitation, comScore’s expectations as to its ability to regain compliance with the NASDAQ continued listing standards. These statements involve risks and uncertainties that could cause comScore’s actual results to differ materially, including, but not limited to: the discovery of additional information relevant to the internal review; the conclusions of comScore’s Audit Committee (and the timing of the conclusions) concerning matters relating to the internal review; the timing of the review by, and the conclusions of, comScore’s independent registered public accounting firm regarding the internal review and comScore’s financial statements; the risk that the completion and filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and the Annual Report on Form 10-K for the year ended December 31, 2015 will take longer than expected; and the risk that comScore will be unable to meet the listing standards for the NASDAQ market.

For a detailed discussion of these and other risk factors, please refer to comScore’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the three months ended September 30, 2015 and other filings comScore makes from time to time with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site ( http://www.sec.gov ).

Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.